UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 27, 2004

NEXTEL PARTNERS, INC.

(Exact Name Of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4500 Carillon Point

Kirkland, Washington 98033

(425) 576-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 5.                                                           Other Events.

                On February 27, 2004, Nextel Partners, Inc. (the “Company”) issued a press release announcing that seven of its executives, including John Chapple, Chairman, President and CEO, sold a total of 1,405,000 shares and have also established Rule 10b5-1 selling programs under which they will sell up to an additional 925,000 shares in a regular and orderly manner over the course of the next 15 months.  A copy of the Company’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: February 27, 2004	By:	/s/ JOHN CHAPPLE
John Chapple
President, Chief Executive Officer and Chairman of the Board

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release, dated February 27, 2004, issued by Nextel Partners, Inc.